CUSIP No: 13781Y202	SCHEDULE 13D	Page 13 of 13 pages

EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the common stock of Cano Health, Inc. dated as of July 8, 2024 is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Anchorage Capital Advisors, L.P.

By: /s/ Robert Dunleavy
Name: Robert Dunleavy
Title: Chief Operating Officer

Anchorage Advisor Holdings Management, L.P.

By: Anchorage Advisor Holdings GP, L.L.C., its general partner
By: /s/ Robert Dunleavy
Name: Robert Dunleavy
Title: Chief Operating Officer

Anchorage Advisor Holdings GP, L.L.C.

By: /s/ Robert Dunleavy
Name: Robert Dunleavy
Title: Chief Operating Officer

Yale Jacob Baron

/s/ Yale Jacob Baron

Thibault Mathieu Gournay

/s/ Thibault Mathieu Gournay

Anchorage Collateral Management, L.L.C.

By: Anchorage Capital Advisors, L.P., its sole member
By: /s/ Robert Dunleavy
Name: Robert Dunleavy
Title: Chief Operating Officer

July 8, 2024